UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 20, 2022

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

757 3rd Avenue

27th Floor

New York, NY 10017

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Item 1.01 Entry Into a Material Definitive Agreement.

Amendments to Credit Agreement

On October 20, 2022, Staffing 360 Solutions, Inc. (the “Company”) and certain of its domestic subsidiaries entered into an amendment (“Amendment No. 26”) to the Credit and Security Agreement, dated as of April 8, 2015 (as amended, the “Credit Agreement”) with MidCap Funding X Trust. Amendment No. 26 extends the Commitment Expiry Date, as defined in the Credit Agreement, to October 27, 2022. The foregoing description of Amendment No. 26 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 26, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Limited Consent

On October 21, 2022, the Company entered into a limited consent (the “Limited Consent”) to the Second Amended and Restated Note Purchase Agreement, dated as of October 26, 2020 (the “Note Purchase Agreement”), with Jackson Investment Group, LLC. The Limited Consent extends the existing maturity date of the Amended and Restated Senior Secured 12% Promissory Note, dated as of October 26, 2020, from October 21, 2022 to October 28, 2022. The foregoing description of the Limited Consent does not purport to be complete and is qualified in its entirety by reference to the full text of the Limited Consent, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment No. 26 to the Credit and Security Agreement, dated October 20, 2022
10.2	Limited Consent to Second Amended and Restated Note Purchase Agreement, dated October 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2022	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer